EXHIBIT 5.1

NEAL, GERBER & EISENBERG LLP

TWO NORTH LA SALLE STREET
CHICAGO, ILLINOIS 60602-3801
(312) 269-8000
FAX: (312) 269-1747
www.ngelaw.com

May 25, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Registration Statement on Form S-3
File No. 333-123971

      Ladies and Gentlemen:

      We are acting as legal counsel for Danielson Holding Corporation, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of up to 70,200,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) to be issued upon exercise of the Company’s non-transferable Warrants (the “Warrants”).

      In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the certificate of incorporation and bylaws of the Company as amended and now in effect, proceedings of the board of directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

      We are members of the Bar of the State of Illinois, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the federal laws of the United States of America.

      In rendering this opinion, we assume no obligation to revise, update or supplement this opinion should the present aforementioned laws of the State of Delaware or federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

      Based upon and subject to the foregoing, we are of the opinion that (i) when the shares of Common Stock issuable upon exercise of the Warrants (the “Offered Common Stock”) have been issued upon exercise of the Warrants in accordance with the terms of the warrant agreement; (ii) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock upon exercise of the Warrants in accordance with the resolutions of the Board of Directors; (iii) when certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) when the Company receives consideration per share of the Offered Common Stock in such an amount (not less than the par value per share) as may be determined by the Board of Directors in the form of cash, the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable. For purposes of this opinion, we have assumed that the Offered Common Stock will be issued in accordance with the transfer restrictions set forth in the Certificate of Incorporation.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely,
/s/ NEAL, GERBER & EISENBERG LLP